Exhibit 10.1

Baosheng Media Group Holdings Limited
East Floor 5,
Building No. 8, Xishanhui
Shijingshan District, Beijing
People’s Republic of China 100041

[●] 2026

Dear [Mr./Ms.] [●],

Following our recent discussions, I am pleased to confirm our invitation to you to join the board of directors (the “Board”) of Baosheng Media Group Holdings Limited (the “Company”) as an independent director of the Company, effective as of [●] 2026, as approved by the Board. In addition to your acceptance and acknowledgment of this appointment letter, please complete and return the attached Directors’, Officers’ and 5% or Greater Shareholder’s Questionnaire (the “D&O Questionnaire”).

In completing the D&O Questionnaire, you consent to serve as an independent director of the Company and consent to the Company’s use of the information in the D&O Questionnaire in the Company’s filings with the United States Securities and Exchange Commission, The Nasdaq Stock Market LLC, state securities authorities and other regulatory authorities, as applicable.

You agree to perform your responsibilities as an independent director, a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board, and chairman of the [●] Committee, in good faith and in accordance with applicable law, the memorandum and articles of association of the Company, as amended from time to time, and other policies and procedures applicable to such services.

You will not be employed by the Company and will be free to pursue your other interests. We ask that you please disclose these interests to us so that the Company can identify any conflict of interest that may arise from activities that may in the future intersect with yours. We expect that you will be considered an independent director and will be identified as such in any registration statement, annual report and/or other applicable documentation. If circumstances change and you believe that your independence may be in doubt, please discuss this with us. For clarity, under the Nasdaq listing rules, an independent director is generally defined as a person other than an officer or employee of the Company or its subsidiaries, or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Confidentiality

In your role as an independent director, you will have access to confidential information about the Company and its subsidiaries, affiliates, customers and business partners, and you agree to apply the highest standards of confidentiality and, except in the proper performance of your services, not to use or disclose to any person any confidential information during your appointment or thereafter. In addition, you agree to comply with the Company’s Code of Business Conduct and Ethics and other policies applicable to independent directors, as well as all applicable laws and regulations relating to independent directors of a public company.

Your appointment may be terminated in accordance with the Company’s articles of association and applicable law and regulation. Upon termination of your appointment, you will deliver to the Company all books, documents, papers and other property of or relating to the business of the Company that are in your possession, custody or control by virtue of your position as an independent director of the Company.

Committees

In connection with your appointment, you and the Board have agreed that you will serve as a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board, and as chairman of the [●] Committee, or in such other related positions as may be determined by the Board from time to time.

Remuneration

In consideration of your services and in accordance with the Company’s compensation arrangements for independent directors, you will not receive any cash compensation for your service as an independent director, committee member or committee chairman, unless otherwise determined by the Board or the applicable committee from time to time.

Expenses

The Company will reimburse you for reasonable and properly documented expenses incurred in performing your duties, provided that such expenses are pre-approved by the Company.

Indemnification

You will be entitled to the benefit of the indemnification provisions set forth in the Company’s memorandum and articles of association, as amended from time to time, subject to applicable law. The Company may also enter into a separate indemnification agreement with you.

Governing Law

This appointment letter shall be governed by and construed in accordance with the laws of the Cayman Islands.

We look forward to your participation on the Board of Baosheng Media Group Holdings Limited.

Sincerely,

Lina Jiang
Chairwoman of the Board

Signature:

I, [●], accept the appointment as stated above.

Signature:

Date:

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